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                                                                    EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of
U. S. Bancorp on Form S-4 of our report dated March 6, 1995 (which expresses an unqualified opinion and includes an explanatory paragraph relating to U. S. Bancorp's changes in method of accounting for investment securities and postretirement and postemployment benefits), appearing in the Annual Report on Form 10-K of U. S. Bancorp for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Registration Statement.



DELOITTE & TOUCHE LLP

Portland, Oregon
August 23, 1995